Exhibit 4.2.2







Supplemental Indenture


Dated as of December 1, 1969


TO


Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921


THE CONNECTICUT LIGHT AND POWER COMPANY


TO


BANKERS TRUST COMPANY,

Trustee


`


Northfield Mountain Property

THE CONNECTICUT LIGHT AND POWER COMPANY


Supplemental Indenture, Dated as of December 1, 1969


Table of Contents


Parties

Recitals

Granting Clauses

Habendum

Grant in Trust

SEC. 1.01.  Benefits of Supplemental Indenture

SEC. 1.02.  Effect of Table of Contents and Headings

SEC. 1.03  Counterparts

TESTIMONIUM

SIGNATURES

ACKNOWLEDGMENTS

SCHEDULE A - Property Subject to the Lien of the Mortgage


	SUPPLEMENTAL INDENTURE, dated as of the first day of December, 1969, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called "Company"), and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called "Trustee"),

	WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921 and twenty-six Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October
20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1,
1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952,
December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968 and October 1, 1968
(said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture", and (ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $285,600,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) to an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length; and

	WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to confirm the lien of the Mortgage on the property referred to below, as permitted by Section 14.01 of the Mortgage Indenture; and

	WHEREAS, the execution and delivery of this Supplemental Indenture and other necessary actions have been duly authorized by the Board of Directors of the Company; and

	WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument have been authorized and performed;

	NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

	That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Bankers Trust Company, as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule A hereto.

	Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule A or intended so to be, or in anywise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

	TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

	Subject, however, to permitted liens, as defined in the Mortgage
Indenture.

	IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage (and subject to any sinking fund that may be hereafter created for the benefit of any particular series).

	And it is hereby covenanted that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture, and the Company hereby ratifies, approves and confirms the Mortgage in all respects as fully as if all the terms, provisions, covenants and conditions thereof were herein again set forth at length.

	SECTION 1.01. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

	SECTION 1.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

	SECTION 1.03. Counterparts. For the purpose of facilitating the record hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

	IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by its President or a Vice President and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by a Vice President or Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the Day and year first above written.

THE CONNECTICUT LIGHT AND POWER COMPANY,

(CORPORATE SEAL)

A. E. WALLACE
President.

Attest:

F. L. Kinney
Secretary.

Sealed, signed and delivered in the presence of:

D. R. Greim
R. E. Griswold


BANKERS TRUST COMPANY,

(CORPORATE SEAL)

C. D. Blakely
Vice President

Attest:

A. D. Fass
Assistant Secretary.


Sealed, signed and delivered in the presence of:

P.J. Monaghan

Jerry G. Caden


STATE OF CONNECTICUT
				 ss:
COUNTY OF HARTFORD


	On this 22 nd day of December, 1969, before me, DOROTHY R. GREIM, the undersigned officer, personally appeared A. E. WALLACE and F. L. KINNEY, who acknowledged themselves to be President, and Secretary of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such President, and Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as President, and Secretary and affixing the seal of the corporation, and acknowledged the foregoing instrument to be the free act and deed of the corporation.

	IN WITNESS WHEREOF, I hereunto set my hand and official seal.

DOROTHY R. GREIM
Notary Public

(NOTARIAL SEAL)

My Commission Expires April 1, 1972


STATE OF NEW YORK
				ss:
COUNTY OF NEW YORK

	On this the 22nd day of December, 1969, before me, BETTY A. BOLAND, the undersigned officer, personally appeared C.D. BLAKELY and A.D. FASS, who acknowledged themselves to be Vice President, and Assistant Secretary of BANKERS TRUST COMPANY, a corporation; and that they, as such Vice President, and Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President, and Assistant Secretary and affixing the seal of the corporation, and acknowledged the foregoing instrument to be the free act and deed of the corporation.

	IN WITNESS WHEREOF, I hereunto set my hand and official seal.

BETTY A. BOLAND
Notary Public

(NOTARIAL SEAL)

My Commission Expires

BETTY A. BOLAND

Notary Public, State of New York
No. 43-0344990
Qualified in Richmond County
Certificate filed in New York County
Commission Expires March 30, 1971

SCHEDULE A

PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE

	An undivided fifty three (53) per cent interest as tenant in common in and to the following parcels of land together with all buildings and improvements thereon in the Towns of Erving and Northfield, in the County of Franklin and Commonwealth of Massachusetts:

PARCEL 1.

	A certain parcel of land situated in Erving, bounded and described as follows:

	Beginning at the northeasterly corner of said parcel at a point approximately 3420.89 feet westerly from Mountain Road in the Town of Erving and County of Franklin; thence South 16 degrees 33' 10" East 3323.51 feet to a point; thence South 21 degrees 10' 34" West 3738.71 feet more or less to an iron pin in stones; thence South 67 degrees 39' 08" West 299.98 feet more or less to a stone bound in stones; thence South 73 degrees 20' 20" West 1128.95 feet more or less to a stone in stones; thence South 16 degrees 13' 40" East
328.52 feet more or less to a stone bound in stones; thence South 71 degrees 33' 07" West 1519.10 feet more or less to a stone bound in stones; thence South 14 degrees 33' 07" West 1519.10 feet more or less to a stone bound in stones; thence South 14 degrees 53' 04" East 669.42 feet to a point "A"; thence continuing along the above course 300 feet to a point; thence North 79 degrees 56' 08" West 250 feet more or less to point, which is South 35 degrees 00' 48" West 300 feet from Point "A"; thence South 35 degrees 00' 48" West 1086.20 feet more or less to an iron pin in stones; thence South 3 degrees 28' 05" West 545.74 feet more or less to a pile of stones; thence South 15 degrees 14' 20" East 1326.95 feet more or less to a stone bound; thence South 74 degrees 08' 40" West 1344.65 feet more or less to a stone bound; thence North 16 degrees 35' 37" West 2333.88 feet more or less to an iron pin; thence North 16 degrees 30' 42" West 317.45 feet more or less to an iron pin; thence North 16 degrees 37' 27" West 660.81 feet more or less to a stone bound; thence South 72 degrees 52' 14" West 173.80 feet more less to an iron pin; thence South 73 degrees 06' 33" West 205.62 feet more or less to an iron pin; thence South 73 degrees 01' 08" West 296.89 feet more or less to an iron pin; thence South 73 degrees 57' 35" West 272.83 feet more or less to a stone bound; thence North 22 degrees 47' 24" West 771.68 feet to a point; thence North 72 degrees 46' 02" East 554.28 feet to a point; thence North 15 degrees 00' 47" West 376.63 feet to a point; thence South 72 degrees 55' 20" West 634.26 feet more or less to a stake and stones; thence North 14 degrees 59' 03" West 345.18 feet to a point; thence South 73 degrees 03' 14" West 1211.04 feet more or less to a point; thence North 4 degrees 49' 00" West
539.43 feet to a stone bound at a corner in the Erving-Northfield Town Line; thence North 4 degrees 40' 00" West 4932.76 feet along said Town Line to a stone bound; thence North 73 degrees 59' 32" East along said Town Line 5371.89 feet to a stone bound; thence North 73 degrees 46' 23" East along said Town Line 1410.84 feet to a stone bound; thence North 73 degrees 46' 09" East along said Town Line 1394.60 feet to a point; thence South 14 degrees 49' 50" East 21.65 feet to an iron pin; thence North 73 degrees 26' 15" East
234.77 feet to a point; thence North 73 degrees 20' 05" East 581.97 feet to an iron pin; thence North 73 degrees 05' 00" East 102.38 feet to the point of beginning. Containing 1,496 acres more or less.

	Subject to the right of way for transmission lines in favor of Western Massachusetts Electric Company hereinafter described leading northeasterly across the northwesterly portion of the above parcel, together with the right to use and travel over any and all extensions on the above parcel of the road described in the description of Parcel 2.

Parcel 2

	A certain parcel of land situated in the southerly part of the Town of Northfield and lying between Route 63 and the Northfield-Erving Town Line, bounded and described as follows:

	Beginning at the southeasterly corner of the land herein conveyed at a stone in stones in the Town Line between Erving and Northfield, said stone and stones being North 4 degrees 49' East 1063.21 feet from a stone bound at a corner in said Town Line; thence South 85 degrees 17' 10" West 1335.08 feet to a point; thence North 13 degrees 35' 50" West 475.58 feet to a point; thence North 8 degrees 00' 00" East 570.41 feet to a point; thence North 82 degrees 00' 00" West 530.00 feet to a point; thence South 87 degrees 11' 00" West 330.00 feet to a point; thence South 8 degrees 00' 00" West 850.00 feet to a point; thence South 85 degrees 31' 50" West 916.63 feet to a point in the easterly line of the Massachusetts State Highway known as Route 63, said point being 333.04 feet northerly from a stone bound at the southwesterly corner of land formerly of Roger W. Billings; thence North 4 degrees 39' 27" East 818.89 feet along said highway to a Massachusetts Highway Bound; thence North 4 degrees 48' 08" East 150.87 feet more or less to a point in the south line of land of Inhabitants of Town of Northfield known as the Northfield Farms Cemetery; thence North 87 degrees 35' 23" East 22.00 feet to a point; thence North 4 degrees 48' 08" East 22.00 feet to a point; thence North 87 degrees 35' 23" East 504.52 feet to a concrete bound; thence North 3 degrees 51' 53" East 245.88 feet to a concrete bound; thence South 85 degrees 40' 20" West 250.54 feet to a concrete post; thence South 85 degrees 44' 46" West
74.66 feet more or less to a concrete bound (the last mentioned six courses being along said Cemetery); thence North 5 degrees 26' 49" East along land retained by Eugene J. Galvis 450.00 feet to a concrete bound; thence South 85 degrees 44' 46" West along land of said Galvis 200 feet to a concrete bound in the easterly line of the aforesaid Route 63; thence North 5 degrees 26'
49" East along said Highway 149.41 feet to a Massachusetts Highway Bound;
(the description of the last four courses in a warranty deed from Eugene J. Galvis dated September 24, 1965, being as follows: "thence South 85 degrees 47' 21" West along the Northfield Farms Cemetery 82.97 feet to a point in the north line of the Northfield Farms Cemetery; thence North 6 degrees 13' 58" East along land of Eugene J. Galvis 449.99 feet; thence South 85 degrees 47' 21" West along land of Eugene J. Galvis 200 feet to Route 63; thence North 6 degrees 13' 58" East along Route 63 a distance of 150.59 feet to Route 63;") thence North 5 degrees 38' 13" East 233.82 feet to a point in the south line of land formerly of Frank Fuller; thence North 85 degrees 34' 45" East along said southerly line of land formerly of Fuller 861.88 feet to a point; thence North 8 degrees 37' 06" East 1214.80 feet to a point in the southerly line of land now or formerly of Norman F. Fowler; thence north 74 degrees 14' 02"
East 1769.94 feet to a stone bound at a corner in the Town Line between Erving and Northfield; thence South 4 degrees 49' West 3869.55 feet to the place of beginning, containing 190 acres more or less.

	Subject to the right of way for transmission lines in favor of Western Massachusetts Electric Company hereinafter described, leading northerly and easterly across the above parcel and subject to the right of Western Massachusetts Electric Company to use and travel over the road leading from Route 63 to the access tunnel and thence to other land of Western
Massachusetts Electric Company.

	Said parcel of land is conveyed subject to a thirty foot right of way for the Inhabitants of the Town of Northfield leading easterly from Route 63, said right of way being 8 feet in width at the aforesaid Route 63.

	The above reserved right of way for transmission lines in favor of Western Massachusetts Electric Company is described as follows:

	A right of way 250 feet in width being on the westerly and northerly side 170 feet and on the southerly and easterly side 80 feet from the following described survey line.

	Beginning at a point in Parcel 2 which is North 82 degrees 00' 00" West 387 feet from the northerly end of the third course described in said Parcel; thence North 8 degrees 00' 00" East 2161.63 feet to an angle point; thence North 72 degrees 00' 00" East 3076.88 feet crossing the line dividing Parcel
2 and Parcel 1 to an angle point; thence North 54 degrees 30' 00" East 894.07 feet to a point in the Town Line between Erving and Northfield, said point being North 73 degrees 59' 32" East 2636.05 feet from a stone bound at a corner in said Town Line, said corner being the northwesterly corner of Parcel No. 1 and the northeasterly corner of Parcel No. 2.




							PARCEL 3

	A certain parcel of land situated in the Town of Northfield and lying westerly of Route 63 bounded and described as follows:
	Beginning at a concrete bound at the intersection of the westerly line of the Massachusetts State Highway known as Route 63 and the southerly line of Ferry Road; thence South 5 degrees 34' 01" West along said Route 63 261.60 feet to a Massachusetts Highway Bound; thence South 4 degrees 39' 27" West
905 feet more or less along said Highway to the center line of a culvert at the southeasterly corner of the first tract of land conveyed by Frank S. Fuller et ux. to Western Massachusetts Electric Company; thence South 84 degrees 20' West 584.32 feet more or less to land of the Central Vermont Railways Inc.; thence continuing the same course and crossing land of said Railroad 82.5 feet to the Railroad's westerly line; thence continuing South
84 degrees 20' West 412.28 feet to an iron pin; thence South 83 degrees 03' West 608.23 feet to a pile of stones; thence North 17 degrees 30' East 392.30 feet to a fence post in the southerly line of land conveyed by Sobieski to Western Massachusetts Electric Company; thence South 83 degrees 47' West
96.28 feet to a point in the southeasterly line of the relocation of River Road by the Commissioners of Franklin County as evidenced by an instrument of taking by eminent domain by said Commissioners dated December 16, 1969, and recorded in the said Registry of Deeds in Book 1250, Page 662 (hereinafter referred to as "layout"); thence northeasterly along said relocated Road by a curve to the right, having a radius of 770.00 feet 100.55 feet to Bound 3 of said layout; thence North 64 degrees 01' 50" East 303.96 feet to Bound 4; thence by a curve to the left having a radius of 830.00 feet 480 feet more or less to a point which is North 88 degrees 04' East from center line Station
13 + 78.46 of said layout; thence South 88 degrees 04' West 72 feet more or less across said Road and passing through Station 13 + 78.46 on the center line of said layout to a point on the westerly side of said layout; thence southwesterly by a curve to the right having a radius of 770.00 feet 410 feet more or less to Bound 4A; thence South 64 degrees 01' 50" West 303.96 feet to Bound 3A; thence southwesterly by a curve to the left having a radius of
830.00 feet 212.45 feet to the southerly line of land conveyed by Sobieski to Western Massachusetts Electric Company; thence South 83 degrees 47' 00" West
71.28 feet to a stump in the northeasterly line of River Road a County Road now abandoned and discontinued; thence continuing the same course 38 feet more or less across said abandoned County Road to other land of Western Massachusetts Electric Company; thence northerly along the northwesterly side of said abandoned County Road about 520 feet more or less to a concrete bound; thence North 24 degrees 45' 22" East along said other land of Western Massachusetts Electric Company 557.86 feet to a concrete bound; thence North 16 degrees 05' 43" East 541.29 feet to a concrete bound; thence North 28 degrees 54' 45" East 62.86 feet to a fence corner; thence South 77 degrees
49' 45" East 290 feet more or less to the westerly line of said layout;
thence by a curve to the left having a radius of 830.00 feet 274.14 feet more or less to Bound 6A; thence South 9 degrees 45' 00" East 130.36 feet to Bound 5A; thence by a curve to the right having a radius of 770.00 feet 156 feet more or less to a point which is South 88" 04' West of Station 18+06.26 of the center line of said layout; thence North 88 degrees 04' East across said County Road and passing through Station 18+06.26 of the center line of said layout 60 feet more or less to the easterly side of said layout; thence by a curve to the left having a radius of 830.00 feet 129 feet more or less to Bound 5 of said layout at the southeasterly line of the relocation of Ferry Road; thence North 80 degrees 15' East along said road 20.11 feet to Bound 6 of said layout; thence North 89 degrees 25' East 46.52 feet to Bound 7 of said layout at the end of the relocation of Ferry Road; thence southeasterly along Ferry Road about 90 feet to land of said Central Vermont Railways Inc.; thence continuing southeasterly along said Road and across land of said Railroad 82.5 feet to the easterly line of said Railroad; thence continuing southeasterly along said Ferry Road and across the Old County Road leading from Northfield to Millers Falls about 500 feet to a concrete bound at the westerly end of the 1967 extension of said Ferry Road; thence South 86 degrees 13' 50" East along said road 132.50 feet to a concrete bound; thence South 84 degrees 25' 59" East along said Road 49.06 feet to the place of beginning; containing 50 acres more or less, including that portion of the Old County Highway leading from Northfield to Millers Falls which was discontinued and abandoned by the County Commissioners November 14, 1967 by instrument recorded by said Registry of Deeds Book 1218 Page 166, also those portions of Ferry Road and River Road which were discontinued and abandoned by the County Commissioners by the instrument of taking dated December 16, 1969 aforesaid.

	Excepting therefrom land of the Central Vermont Railways Inc. which runs in a northerly direction across land formerly of Fuller and Sobieski.

	There is also hereby assigned certain perpetual easements consisting of the right to construct, operate, maintain and repair two tailrace tunnels under said Route 63 granted to Western Massachusetts Electric Company, its successors and assigns, by the Commonwealth of Massachusetts by instrument dated December 10, 1969 to be recorded herewith but prior to the recording hereof.

	There is also hereby assigned like perpetual easements under the right of way in said Town of Northfield of Central Vermont Railway, Inc., a corporation of Vermont, granted to Western Massachusetts Electric Company, its successors and assigns, by said railroad corporation by deed dated
January 29, 1969, recorded with said Registry of Deeds, Book 1237 Page 511.

	Said land is conveyed subject to an easement 60 feet in width for a County highway between Stations 13+78.46 and 18+06.26 of the County highway layout dated December 16, 1969, recorded in said Registry of Deeds Book 1250 Page 662.

						PARCEL 4


	A certain parcel of land situated in Erving bounded and described as follows:

	Beginning at an iron pin in the westerly side of Mountain Road South 16 degrees 12' 25" East a distance of 138.67 feet from a point marking the southeast corner of land formerly of Francis A. Coutu and now of Western Massachusetts Electric Company; thence South 66 degrees 25' 04" West 679.39 feet to a concrete bound; thence South 56 degrees 04' 34" West 2871.50 feet to a concrete bound; thence South 16 degrees 33' 10" East 209.59 feet to a concrete bound; thence north 56 degrees 04' 34" East 2638.50 feet to a concrete bound; thence North 66 degrees 25' 04" East 635.25 feet to a concrete bound; thence North 16 degrees 12' 25" West 201.67 feet to the point of beginning, containing 15.667 acres.

	Subject to a right of way over said strip for passage by vehicle or on foot in common with Western Massachusetts Electric Company.

	The interest of The Connecticut Light and Power Company in all of the above described property consists of a tenancy in common with Western Massachusetts Electric Company and The Hartford Electric Light Company with rights of partition reciprocally suspended (pursuant to G.L. c. 164, Section
99A) so long as said property is used or useful for electric utility company purposes.